UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2025

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 Corporate Parkway
Center Valley, Pennsylvania 18034
(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FOUR	The New York Stock Exchange
6.00% Series A Mandatory Convertible Preferred Stock, $0.0001 par value per share	FOUR PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 16, 2025, Shift4 Payments, LLC (the “Issuer”) and Shift4 Payments Finance Sub, Inc. (the “Co-Issuer” and together with the Issuer, the “Issuers”), subsidiaries of Shift4 Payments, Inc. (the “Company”), completed the issuance and sale of €680 million aggregate principal amount of 5.500% Senior Notes due 2033 (the “Euro Notes”) and $550 million aggregate principal amount of 6.750% Senior Notes due 2032 (the “New 2032 Notes” and, together with the Euro Notes, the “Notes”). The Issuer received net proceeds, after deducting initial purchasers’ discounts and estimated offering expenses, of approximately $1,281.7 million. The net proceeds of the offering, new secured term loan B credit facility (the “Term Loan B”) and the issuance and sale of mandatory convertible preferred stock and cash on hand will be used for (i) the payment of a portion of the cash consideration due in respect of the Global Blue merger and related fees, costs and expenses, (ii) the redemption or repayment of Issuers’ 4.625% senior notes due 2026 (the “2026 Notes”) and/or (iii) general corporate purposes, including repayment of debt, other strategic acquisitions and growth initiatives. There can be no assurance that the Term Loan B will be consummated on the anticipated terms or at all. The Issuers expect to redeem or repay the 2026 Notes after the completion of the offering. However, there can be no assurances that the 2026 Notes will be redeemed or repaid. The completion of the offering is not conditioned on the redemption or repayment of the 2026 Notes. This press release is not notice of redemption or repayment of the 2026 Notes. Any redemption or repayment of the 2026 Notes will be made solely by a notice of redemption or repayment.

The New 2032 Notes were issued as additional securities under an Indenture, dated August 15, 2024 (as supplemented from time to time, the “2032 Notes Indenture”), among the Issuers, the subsidiary guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “2032 Notes Trustee”), pursuant to which the Issuers issued $1,100 million in aggregate principal amount of their 6.750% senior notes due 2032 (the “Existing 2032 Notes” and, together with the New 2032 Notes, the “2032 Notes”) on August 15, 2024. The New 2032 Notes and the Existing 2032 Notes are treated as a single class of debt securities under the 2032 Notes Indenture, and the New 2032 Notes have identical terms to the Existing 2032 Notes, other than with respect to the issue date and issue price. The Euro Notes were issued pursuant to an indenture, dated as of May 16, 2025 (the “Euro Notes Indenture” and, together with the 2032 Notes Indenture, the “Indentures”), among the Issuers, the subsidiary guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Euro Notes Trustee”), and U.S. Bank Europe DAC, UK Branch as registrar, transfer agent and paying agent. The Indentures provide, among other things, that the Notes are the senior unsecured obligations of the Issuers and are guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Issuer’s subsidiaries.

New 2032 Notes

Pursuant to the 2032 Notes Indenture, the New 2032 Notes will mature on August 15, 2032, and will accrue interest at a rate of 6.750% per year. Interest on the New 2032 Notes will be payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2025. Accrued interest on the New 2032 Notes will be paid by the initial purchasers of the New 2032 Notes from and including February 15, 2025 to, but excluding May 16, 2025.

The Issuers may redeem all or a portion of the New 2032 Notes at any time prior to August 15, 2027 at a redemption price equal to 100% of the principal amount of the New 2032 Notes, plus the applicable “make-whole” premium as provided in the 2032 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after August 15, 2027, the Issuers may redeem all or a portion of the New 2032 Notes at the redemption prices set forth in the 2032 Notes Indenture, plus accrued and unpaid interest, if any, to but excluding, the date of redemption. In addition, at any time prior to August 15, 2027, the Issuers may also redeem up to 40% of the original aggregate principal amount of the 2032 Notes (including any additional 2032 Notes) with the proceeds of certain equity offerings, at a redemption price equal to 106.75% of the principal amount of the 2032 Notes, plus accrued and unpaid interest, if any, to the redemption date. The Issuers may make such redemption so long as, after giving effect to any such redemption, at least 50% of the original aggregate principal amount of the 2032 Notes (including any additional 2032 Notes) remains outstanding (unless all Notes are redeemed concurrently) and such redemption occurs within 180 days of the closing of the applicable equity offering.

Upon a Change of Control (as defined in the 2032 Notes Indenture), the Issuers must offer to purchase the New 2032 Notes at 101% of the principal amount, plus accrued and unpaid interest to the repurchase date, subject to certain exceptions including in the case where the Issuers (or any affiliate of the Issuers) have made an Alternate Offer (as defined in the 2032 Notes Indenture), which cash price will be equal to or higher than such 101% of the principal amount. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest such proceeds or permanently reduce certain debt, up to an amount equal to the Net Available Cash (as defined in the 2032 Notes Indenture) from such asset sale, within a specified period of time, the Issuers will be required to use a portion of the proceeds of such asset sales to make an Asset Sale Offer (as defined in the 2032 Notes Indenture) to all holders of the 2032 Notes, and if required or permitted by the terms of the any Indebtedness (as defined in the Indenture) that ranks pari passu in right of payment with the 2032 Notes, to the holders of such pari passu Indebtedness at a price of 100% of the principal amount of the 2032 Notes (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.

Euro Notes

Pursuant to the Euro Notes Indenture, the Euro Notes will mature on May 15, 2033, and will accrue interest at a rate of 5.500% per year. Interest on the Euro Notes will be payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2025.

The Issuers may redeem all or a portion of the Euro Notes at any time prior to May 15, 2028 at a redemption price equal to 100% of the principal amount of the Euro Notes, plus the applicable “make-whole” premium as provided in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after May 15, 2028, the Issuers may redeem all or a portion of the Euro Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to but excluding, the date of redemption. In addition, at any time prior to May 15, 2028, the Issuers may also redeem up to 40% of the original aggregate principal amount of the Euro Notes (including any additional Euro Notes) with the proceeds of certain equity offerings, at a redemption price equal to 105.50% of the principal amount of the Euro Notes, plus accrued and unpaid interest, if any to the redemption date. The Issuers may make such redemption so long as, after giving effect to any such redemption, at least 50% of the original aggregate principal amount of the Euro Notes (including any additional Euro Notes) remains outstanding (unless all Euro Notes are redeemed concurrently) and such redemption occurs within 180 days of the closing of the applicable equity offering. If the Global Blue merger is not consummated on or before 5:00 p.m. (New York City time) on September 30, 2025 (or February 16, 2026 if such date is extended pursuant to the transaction agreement), or if before such time, the Issuers notify the Euro Notes Trustee in writing that the Issuers will not pursue the Global Blue merger, the Issuers will be required to redeem the Euro Notes then outstanding at a redemption price equal to 101% of the principal amount of the Euro Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Upon a Change of Control (as defined in the Euro Notes Indenture), the Issuers must offer to purchase the Euro Notes at 101% of the principal amount, plus accrued and unpaid interest to the repurchase date, subject to certain exceptions including in the case where the Issuers (or any affiliate of the Issuers) have made an Alternate Offer (as defined in the Euro Notes Indenture), which cash price will be equal to or higher than such 101% of the principal amount. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest such proceeds or permanently reduce certain debt, up to an amount equal to the Net Available Cash (as defined in the Indenture) from such asset sale, within a specified period of time, the Issuers will be required to use a portion of the proceeds of such asset sales to make an Asset Sale Offer (as defined in the Euro Notes Indenture) to all holders of the Euro Notes, and if required or permitted by the terms of the any Indebtedness (as defined in the Euro Notes Indenture) that ranks pari passu in right of payment with the Euro Notes, to the holders of such pari passu Indebtedness at a price of 100% of the principal amount of the Euro Notes (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.

The Indentures contain customary covenants that will limit the Issuers’ ability and the ability of certain of the Issuer’s subsidiaries (including the Issuers) to (1) incur additional debt and provide additional guarantees, (2) pay dividends beyond certain amounts and make other restricted payments, (3) create or permit certain liens, (4) make certain asset sales, (5) use the proceeds from the sales of assets and subsidiary stock, (6) create or permit restrictions on the ability of certain of the Issuer’s subsidiaries to pay dividends or make other distributions to the Issuer, as applicable, (7) engage in certain transactions with affiliates, (8) designate subsidiaries as unrestricted subsidiaries and (9) consolidate, merge or transfer all or substantially all of the Issuers’ assets and the assets of certain of the Issuer’s subsidiaries. During any future period in which either Fitch Ratings, Inc. or Moody’s Investors Service, Inc. have assigned an investment grade credit rating to the Notes and no default or event of default under the Indentures has occurred and is continuing, some of the covenants will be suspended. The Indentures also contain customary events of default.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The 2032 Notes Indenture, the form of 2032 Notes, the Euro Notes Indenture and the form of Euro Notes are filed as Exhibits 4.1,4.2. 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the 2032 Notes Indenture, the 2032 Notes, the Euro Notes Indenture and the Euro Notes are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On May 16, 2025, the Company issued a press release announcing the completion of the Notes offering. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 15, 2024, among the Issuers, the subsidiary guarantors named on the signature pages thereto and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Shift4 Payments, Inc.’s Current Report on Form 8-K filed on August 15, 2024, File No. 001-39313).

4.2	Form of 6.750% Senior Note due 2032 (included in Exhibit 4.1).

4.3	Indenture, dated as of May 16, 2025, among the Issuers, the subsidiary guarantors named on the signature pages thereto and U.S. Bank Trust Company, National Association, as trustee, and U.S. Bank Europe DAC, UK Branch, as registrar, transfer agent and paying agent.

4.4	Form of 5.500% Senior Note due 2033 (included in Exhibit 4.3).

99.1	Press Release issued on May 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT4 PAYMENTS, INC.

Date: May 16, 2025	By:	/s/ Jordan Frankel
Jordan Frankel
General Counsel and Secretary